WRITTEN CONSENT OF THE BOARD OF DIRECTORS

OF

BIRDIE WIN CORP.

The undersigned, being the sole member of the Board of Directors of **BIRDIE WIN CORP.**, a Nevada corporation (the "Company"), does hereby consent that when the undersigned has executed this consent (the "Consent") or a counterpart thereof, which counterparts when taken together shall constitute one and the same Consent, the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as if adopted at a formal meeting of the Company's Board of Directors at a meeting duly called and held for purposes of acting upon proposals to adopt such resolutions.

WHEREAS, the Company and its Board of Directors deem it to be in the best interest of the Company to appoint Zonghan Wu as President, CEO, Secretary, Treasurer, and Chairman of the Board of Directors effective beginning July 27, 2023.

NOW, THEREFORE, BE IT RESOLVED, the Company hires Zonghan Wu as its President, CEO, Secretary, and Treasurer, and further appoints Zonghan Wu as the Chairman of the Board of Directors effective beginning July 27, 2023; and be it further

RESOLVED, that the undersigned do hereby certify that they are members of the Board of Directors of the Company, that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Company duly convened and held in accordance with its by-laws and the laws of the Company's state of in Company, as transcribed by us from the minutes, and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

Dated:

Chee Yong Yee
Officer/Director